Exhibit 10.5
AMERICAN HEALTHCARE REIT HOLDINGS, LP
c/o American Healthcare REIT, Inc.
18191 Von Karman Ave., Third Floor
Irvine, California 92612

February 14, 2024

Trilogy Holdings NT-HCI, LLC
c/o NorthStar Healthcare Income, Inc.
16 East 34th Street, 18th Floor
New York, NY 10016
Attention: Legal Department

Re:    Intercompany Loan
Ladies and Gentlemen:
This letter agreement (this “Letter”) is made as of February 14, 2024, by and among (i) American Healthcare REIT Holdings, LP, a Delaware limited partnership (“AHR OP”), (ii) Trilogy Holdings NT-HCI, LLC, a Delaware limited liability company (“NHI”), (iii) for purposes of Section 5 hereof, GAHC3 Trilogy JV, LLC, a Delaware limited liability company (“GAHC3”), (iv) for purposes of Section 5 hereof, American Healthcare REIT, Inc., a Maryland corporation (“AHR”), and (v) Nicholas Balzo, an individual (“Balzo,” and together with AHR OP, NHI, GAHC3 and AHR, the “Parties”).
In consideration of the mutual covenants and promises of the Parties and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Definitions. For purposes of this Letter, the following terms have the meanings set forth below:
(a)“Borrower” means Trilogy Property Holdings, LLC.
(b)“Loan Transactions” means the transactions expressly contemplated by the Note.
(c)“MIPA” means the Membership Interest Purchase Agreement, dated as of November 3, 2023, by and among GAHC3, AHR, NHI and NorthStar Healthcare Income Operating Partnership LP.
(d)“Note” means that certain Loan Commitment Note issued by the Borrower, as borrower thereunder, to AHR OP, as lender thereunder, in the form attached hereto as Exhibit A, which Note shall be a general unsecured obligation of the Borrower.
(e)“Trilogy Investors” means Trilogy Investors, LLC, a Delaware limited liability company.

(f)“Trilogy REIT” means Trilogy REIT Holdings, LLC, a Delaware limited liability company.
(g)“Trilogy REIT LLCA” means the First Amended and Restated Limited Liability Company Agreement of Trilogy REIT, dated as of October 1, 2018.

2.Approval of Note and Loan Transactions. Subject to the terms and conditions set forth herein:
(a)NHI hereby agrees to approve, in its capacity as a Member (as defined in the Trilogy REIT LLCA) of Trilogy REIT, the Note and the consummation of the Loan Transactions by executing concurrently herewith the letter agreement in the form attached hereto as Exhibit B (the “Trilogy REIT Member Consent”).
(b)Balzo hereby agrees to approve, in his capacity as a member of the board of directors of Trilogy Investors, the Note and the consummation of the Loan Transactions by executing concurrently herewith the Unanimous Written Consent of the Board of Directors in Lieu of a Meeting in the form attached hereto as Exhibit C (the “Trilogy Investors Board Consent” and together with the Trilogy REIT Member Consent, the “Consents”).
3.Additional Agreements. Subject to Section 7 hereof:
(a)AHR OP hereby agrees to cause any proceeds drawn under the Note, as and when drawn, to be used to repay or prepay, as applicable, (i) first, any amounts outstanding under that certain Loan Commitment Note dated January 19, 2024, made by Trilogy Investors with AHR OP, at which point such Loan Commitment Note will be terminated and cease to have any force or effect and (ii) thereafter, any existing indebtedness of Trilogy Investors or its subsidiaries with interest rates equal to or greater than the then applicable interest rate under the Note.
(b)AHR OP acknowledges and agrees that (i) any amounts outstanding under the Note shall be included in the calculation of Trilogy REIT’s loan to value ratio and (ii) in no event shall Trilogy REIT’s loan to value (when viewing Trilogy REIT and its subsidiaries together as one person) exceed 60% at any time without the written consent of NHI. AHR OP further agrees that, upon the prior written request of NHI, it shall cause Trilogy Investors to promptly provide information with respect to the amounts outstanding under the Note, along with the applicable interest rate, as well as a calculation of Trilogy REIT’s loan to value ratio (when viewing Trilogy REIT and its subsidiaries together as one person).
(c)AHR OP hereby agrees that it will not amend or modify, waive any provision of, extend (other than in accordance with the existing extension options set forth in the Note through September 30, 2025), terminate or assign the Note without the prior written consent of NHI.
(d)AHR OP hereby agrees that it will not exercise any rights or remedies in connection with a default of the Borrower under the Note, including without limitation any election to accelerate amounts outstanding under the Note or to charge interest at the default rate thereunder, without the prior written consent of NHI.

(e)AHR OP will only permit the Borrower to repay or prepay principal amounts outstanding under the Note with available cash flow of Borrower or its subsidiaries or the proceeds of a debt financing with Trilogy Investors and/or any of its subsidiaries as borrower(s) with one or more lenders that are not affiliated with AHR OP. For the avoidance of doubt, GAHC3 shall not be entitled to call capital from the Members of Trilogy REIT in order to fund any repayment or prepayment of the Note.
4.Fees.
(a)AHR OP hereby agrees that it will pay, or cause to be paid, to NHI a cash fee in the amount of $1,000,000 upon AHR OP’s receipt of all of the following: (i) all executed counterparts to this Letter; and (ii) all executed counterparts to the Consents.
(b)AHR OP hereby agrees that it will pay, or cause to be paid, to NHI a cash fee in the amount of $1,500,000 upon each extension of the Maturity Date under the Note.
5.MIPA Amendments.
(a)NHI, GAHC3 and AHR hereby agree to amend Article 1 (Definitions) of the MIPA to include the following new definitions (in alphabetical order) therein:
“Loan Consent Fee” means the fee due under Section 4(a) of the Trilogy Loan Letter Agreement.”
“Loan Extension Fee” means a fee due under Section 4(b) of the Trilogy Loan Letter Agreement.”
“Trilogy Loan Letter Agreement” means the letter agreement, dated as of February 14, 2024, by and among American Healthcare REIT Holdings, LP, Seller, Buyer, Issuer and Nicholas Balzo.”
(b)NHI, GAHC3 and AHR hereby agree to amend and restate Section 2.2 (Purchase Consideration) of the MIPA as follows:
“Section 2.2    Purchase Consideration. The aggregate consideration for the Purchased Company Interests (including for any membership interests and units of the Company held by Seller’s permitted transferees thereof) will consist of (a) an amount in cash equal to (i) the Cash Consideration, less (ii) the First Extension Fee, if paid, less (iii) the Second Extension Fee, if paid, less (iv) the Loan Consent Fee, if paid, less (v) each Loan Extension Fee, if paid, plus (b) the Equity Consideration, if any, plus (c) an amount in cash equal to the Supplemental Payment Amount, if any (collectively, the “Purchase Consideration”).”
6.Failure to Comply. Subject to Section 7 hereof, if (a) AHR OP fails to comply with Sections 3 or 4 of this Letter or (b) the Note is not repaid in full on or prior to the Maturity Date, then AHR OP must promptly pay NHI a cash amount equal to $10,000,000. Any such payment hereunder shall be without prejudice to any other remedies at law or in equity to which NHI might otherwise be entitled as a result of any breach or failure to perform by AHR OP or GAHR3 under this Letter or the Trilogy REIT LLCA, as applicable.
7.Termination. Subject to the following sentence, this Letter will automatically terminate and be of no further force or effect from and after such time as NHI ceases to be a Member of Trilogy REIT (including as a result of the consummation of the Closing (as defined in the MIPA)). Notwithstanding the foregoing, the terms of Sections 5 and 8 hereof will survive any termination of this Letter, and any obligations of AHR OP to pay amounts to NHI under Section 4 or Section 6 hereof that are due but unpaid at such termination shall continue to be due and owing following such termination.
8.Miscellaneous.
(a)This Letter (together with all exhibits referred to herein) constitutes the entire agreement of the Parties with respect to the subject matter of this Letter and supersedes all prior agreements, undertakings and understandings, both written and oral, relating to the subject matter hereof. No provision of this Letter may be amended, supplemented, modified or waived except by a written instrument making specific reference hereto signed by AHR OP and NHI. In case any one or more of the provisions contained in this Letter are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provision of this Letter.
(b)This Letter and all claims arising hereunder (in tort, contract or otherwise) will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the laws of any other jurisdiction to be applied. Any claims or litigation (in tort, contract or otherwise) will be brought solely in the courts located in the State of Delaware.
(c)Subject to the following sentence, this Letter is for the sole benefit of the Parties, and no other person or entity will have any rights under this Letter. Notwithstanding the foregoing, Balzo will have no rights to enforce any provision of this Letter.
(d)This Letter may be executed in one or more counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter by facsimile or e-mail will be as effective as delivery of a manually executed counterpart.
[Signature Pages Follows]

CONFIDENTIAL
IN WITNESS WHEREOF, the undersigned have executed this Letter as of the date first written above.
AHR OP:

AMERICAN HEALTHCARE REIT HOLDINGS, LP

By: Continental Merger Sub, LLC, its General Partner

By: American Healthcare REIT, Inc., its Sole Member

By: /s/ Danny Prosky
Name: Danny Prosky
Title: Chief Executive Officer and President

[Signature Page to Letter Agreement]

GAHC3:

(for purposes of Section 5 hereof)

GAHC3 TRILOGY JV, LLC

By: American Healthcare REIT Holdings, LP, its Sole Member

By: Continental Merger Sub, LLC, its General Partner

By: American Healthcare REIT, Inc., its Sole Member

By: /s/ Danny Prosky
Name: Danny Prosky
Title: Chief Executive Officer and President

AHR:

(for purposes of Section 5 hereof)

AMERICAN HEALTHCARE REIT, INC.

By: /s/ Danny Prosky
Name: Danny Prosky
Title: Chief Executive Officer and President

NHI:

TRILOGY HOLDINGS NT-HCI, LLC

By: /s/ Kendall Young
Name: Kendall Young
Title: Chief Executive Officer

BALZO:

/s/ Nicholas Balzo
Nicholas Balzo